Exhibit 10.1

MOTRICITY, INC.

SECOND AMENDMENT TO LETTER AGREEMENT

THIS SECOND AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made as of April 19, 2011 by and between Motricity, Inc. (the “Company”) and James R. Smith, Jr. (“Executive”).

WHEREAS, the Company and Executive have entered into that certain Offer Letter Agreement, dated January 8, 2009, as amended by the First Amendment thereto dated May 19, 2010 (the “Agreement”).

WHEREAS, the Company and Executive now wish to amend the Agreement to reflect changes to Executive’s base salary and bonus in connection with the annual review of Executive’s performance and evaluation of Executive’s compensation.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as set forth herein. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

FIRST: The section of the Agreement under the heading “Base Compensation” is hereby amended and restated in its entirety, effective as of April 7, 2011, as follows:

“Your position is exempt from overtime payment under the Fair Labor Standards Act, with a semi-monthly compensation rate of sixteen-thousand six-hundred sixty-six U.S. dollars and sixty-seven cents (USD $16,666.67). This is an annual compensation of four-hundred thousand U.S. dollars and no cents (USD $400,000.00) payable in twenty-four (24) equal installments at the 15th and the last day of each month.”

SECOND: The section of the Agreement under the heading “Bonus” is hereby amended and restated in its entirety, effective as of April 7, 2011, as follows:

“You are eligible to participate in the Company’s Corporate Incentive Plan. Currently, under the plan, your target annual discretionary incentive is seventy-five percent (75%) of your base compensation. Any bonus granted shall be prorated for time worked in the position during the bonus period and you must be an active employee on the date the bonus is paid. Full terms of the plan will be provided to you in the Company’s Corporate Incentive Plan document, which is subject to change at any time in the Company’s sole and absolute discretion.”

THIRD: Except as specifically modified herein, the Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date first written above.

MOTRICITY, INC.

By:	/s/ Ryan K. Wuerch

Name:	Ryan K. Wuerch
Title:	Chief Executive Officer

EXECUTIVE

/s/ James R. Smith, Jr. James R. Smith, Jr.

AMENDMENT TO SMITH OFFER LETTER